Exhibit 10.26
                                                                   20 July, 2001


SIDE LETTER


The parties to this Side Letter are as follows:

(1) Balantum Oy ("Newco"), a company organised and existing under the laws of Finland (Business ID 1646698-0) having its registered domicile in the City of Helsinki and its registered address at c/o Asianajotoimisto Waselius & Wist Oy, Etelaesplanadi 24 A, 00130 Helsinki, Finland;

(2) Aquamax (International) Holding B.V., ("Aquamax"), a company organised and existing under the laws of the Netherlands having its registered domicile in the City of Amsterdam and its registered address at Locatellikade 1, Parnassustoren, 1076 AZ Amsterdam, P.O. Box 7215, 1070 AE Amsterdam, the Netherlands;

(3) Keeran Corporation N.V. ("Keeran"), a company organised and existing under the laws of the Netherlands Antilles having its registered domicile in the City of Willemstad and its registered address at World Trade Center Curacao, Unit BC.II.01-04, Piscadera Bay, Willemstad, Curacao, the Netherlands Antilles;

(4) Hadwaco Ltd Oy ("Hadwaco"), a company organised and existing under the laws of Finland, having its registered domicile in the City of Helsinki and its registered address at Hameentie 135, 00560 Helsinki, Finland and

(5) Ocean Power Corporation, a Delaware corporation having a principal place of business at 5000 Robert J. Mathews Parkway, El Dorado Hills, California 95762, United States of America ("Ocean Power")

         WHEREAS,   Newco,  Aquamax  and  Keeran  have  today  signed  a  Patent
         Assignment Agreement (The "Agreement"); and

         WHEREAS, Newco, Aquamax, and Keeran have today signed a License Agreement (The "License Agreement"); and

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         WHEREAS, Newco, Aquamax and Keeran have today signed a Co-Operation and
         Sales Agreement (The "Co-Operation and Sales Agreement"); and

         WHEREAS, Aquamax, Keeran and Ocean Power have today signed a Mutual Release (The "Mutual Release"); and

         WHEREAS, Aquamax and Hadwaco have today signed a Settlement Agreement (The "Settlement Agreement")

         Each of the parties are hereinafter referred to as a "Party" and together as the "Parties". The Agreement, the License Agreement, the Co-Operation and Sales Agreement, the Mutual Release and the Settlement Agreement are hereinafter referred collectively as the "Agreements".

         NOW, THEREFORE, for good and valuable consideration, the receipt and suffiiceny of which are hereby acknowledged by the Parties, the Parties have agreed as follows:

1. In the event that the transactions contemplated by the Agreements do not close on or before 31 August, 2001, as agreed between the Parties, all the Agreements shall thenceforth be null and void, and none of the Parties shall be bound by any of the terms or provisions of any of the Agreements or be entitled to enforce any obligations or rights under any of the Agreements. Without limiting the foregoing, it is expressly agreed by and between the Parties that the transaction contemplated by the Agreement cannot and shall not close until and unless Aquamax and Keeran have completed Schedule "A" attached to said Agreement to the satifaction of Newco. If Newco does not present any claims on or before 17 August, 2001, Schedule "A" shall be considered as accepted.

2. Notwithstanding any provision in any of the Agreements to the contrary, including but not limited to section 11.9 of the Agreement, section
         9.15 of the License Agreement and section 22.1 of the Co-operation and Sales Agreement, this Side Letter shall be incorporated into the Agreements and shall supersede, modify and amend any and all terms or provisions of any of the Agreements which conflict with the terms of this Side Letter.

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3.       Notwithstanding  section  11.2.  of  the  Agreement,  section  8 of the
         License Agreement and section 17 of the Co-operation and Sales Agreement, if the Agreements become null and void by operation of paragraph 1 of this Side Letter, they shall become so automatically and without any notice to any Party.

4. In the event that the Agreements shall become null and void as provided herein the Licensing Agreement fully executed on September 21, 2000 between Ocean Power, Aquamax, and Keeran (the "Original Agreement") shall remain fully valid and the validity of the Original Agreement has not been interrupted at any stage.

5. This Side Letter modifies and amends the Agreements, is made in consideration of the same obligations and promises as specified in the Agreements, and is intended by the Parties to consititue an integral part of each of the Agreements, notwithstanding any provisions in any of the Agreements to the contrary.

6. Notwithstanding section 11.3 of the Agreement, section 9.7 of the License Agreement and section 26 of the Co-operation and Sales Agreement, any dispute, difference or claim arising beween the Parties in respect of any of the terms and conditions of this Side Letter or of performance thereof by any of the Parties, which cannot be settled amicably by means of negotiation, shall be subject to arbitration by three (3) arbitrators, unless otherwise agreed by the Parties under the laws of Finland. The place of arbitration shall be in Helsinki, Finland, and the proceedings shall be conducted in English or Finnish, as the Parties might agree.

                NEWCO                       AQUAMAX (INTERNATIONAL)
                                            HOLDING B.V.

                By /s/ Juhani Kujala By /s/ Rainer Sjostrum Name Juhani Kujala Name Rainer Sjostrum Title_________________ Title__________________
                Date     20 July 2001       Date    20 July 2001

               KEERAN CORPORATION N.V.     HADWACO LTD OY

                By   /s/ Rainer Sjostrum     By_____________________
                Name___________________     Name___________________
                Title__________________     Title__________________
                Date     20 July 2001       Date___________________


                OCEAN POWER CORPORATION

                By   /s/ Philip Johnson
                Name________________________
                Title_______________________
                Date     20 July 2001


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